UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 1, 2008

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, the sole member of SemGroup Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of SemGroup Energy Partners, L.P. (the “Partnership”), appointed Dave Miller and Duke R. Ligon as members of the General Partner’s Board of Directors (the “Board”).  Mr. Ligon will chair the Audit Committee and will also serve on the Compensation Committee and the Conflicts Committee of the Board.  There is no arrangement or understanding between Mr. Ligon and any other persons or entities pursuant to which Mr. Ligon was appointed as a director.  Mr. Miller is an analyst with Elliott Associates, L.P., which is the parent entity of Manchester Securities Corp., and, together with  Alerian Finance Partners, LP, controls the General Partner as discussed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2008.

As an independent member of the Board, Mr. Ligon will receive the following compensation: (i) $75,000 per year as an annual retainer fee; (ii) $5,000 per year for serving on each of the Compensation Committee and the Conflicts Committee and $10,000 per year as the chairman of the audit committee; (iii) $1,500 for each meeting of the Board that Mr. Ligon attends; (iv) reimbursement for out-of-pocket expenses associated with attending meetings of the Board or committees; and (v) director and officer liability insurance coverage.  In addition, the Board intends to amend the General Partner’s Long-Term Incentive Plan to provide for the issuance of subordinated units and thereafter grant Mr. Ligon 3,333 restricted common units and 1,667 restricted subordinated units.

The Partnership issued a press release announcing the appointment of Messrs. Ligon and Miller to the Board on October 3, 2008.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated October 3, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  October 3, 2008                                                                           By: /s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated October 3, 2008.